Exhibit 10.18

Integration Appliance, Inc.

SECOND AMENDMENT TO CONSULTING AGREEMENT

This Second Amendment to Consulting Agreement (the “Amendment”) is made as of January 1, 2019 (the “Amendment Effective Date”), and amends the Consulting Agreement dated March 1, 2016, as amended April 28, 2017 (as amended, the “Agreement”), by and between Integration Appliance, Inc., a Delaware corporation (the “Company”), and Ralph Baxter (the “Consultant”).

Company and Consultant desire to further amend the Consulting Agreement to extend the term of the Agreement. Except as expressly set forth in this Amendment, the Consulting Agreement remains in full force and effect in accordance with its terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings provided in the Consulting Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	Term. The parties agree to extend the term of the Agreement for one (1) year. Therefore, Section 6(c) of the Agreement shall be deleted in its entirety and replaced as follows:

“(c) Expiration. Unless terminated earlier, this Agreement will expire on December 31, 2019.”

IN WITNESS WHEREOF, the parties have signed this Second Amendment to Consulting Agreement as of the Amendment Effective Date.

INTEGRATION APPLIANCE, INC.			CONSULTANT

By:	/s/ Stephen Robertson		/s/ Ralph Baxter

Name:	Stephen Robertson	Name:	Ralph Baxter

Title:	Chief Financial Officer